Nuveen Churchill Direct Lending Corp. Announces
Fourth Quarter 2025 Results

Reports Fourth Quarter Net Investment Income of $0.44 per Share

Declares First Quarter Distribution of $0.40 per Share, Consisting of a Regular Distribution of $0.36 per Share and a Supplemental Distribution of $0.04 per Share

NEW YORK, February 26, 2026 - Nuveen Churchill Direct Lending Corp. (NYSE: NCDL) (“NCDL” or the “Company”), a business development company externally managed by its investment adviser, Churchill DLC Advisor LLC (the “Adviser”), and by its sub-adviser, Churchill Asset Management LLC (“Churchill”), today reported financial results for the full year and fourth quarter ended December 31, 2025.
Financial Highlights for the Quarter Ended December 31, 2025
•Net investment income of $0.44 per share
•Net realized and unrealized loss on investments of $(0.12) per share
•Net increase in net assets resulting from operations of $0.32 per share
•Net asset value ("NAV") per share of $17.72, compared to $17.85 per share as of September 30, 2025
•Paid fourth quarter regular distribution of $0.45 per share on January 27, 2026, which represents a 10.1% total annualized distribution yield based on the fourth quarter NAV per share
•Declares first quarter distribution of $0.40 per share, consisting of a regular distribution of $0.36 per share and a supplemental distribution of $0.04 per share
•Board authorized a $50 million share repurchase program
“We are pleased to conclude 2025 with a strong quarter of financial results,” said Ken Kencel, President and Chief Executive Officer of NCDL. “Our investment portfolio continues to demonstrate strength and stability, as we ended the year with only 0.5% of the total portfolio at fair value on non-accrual status. We are encouraged by the positive momentum in deal activity we experienced in the second half of last year, and we remain intensely focused on generating attractive risk adjusted returns for our shareholders.”
“In 2025, NCDL delivered a return on equity of nearly 11% and paid $1.90 per share of distributions, reflecting ongoing, strong operating performance,” said Shai Vichness, Chief Financial Officer and Treasurer of NCDL. “We have reset our regular quarterly distribution to a level that considers the current interest rate and spread environment. In conjunction with the reset of our dividend, we are announcing a new $50 million share repurchase program, which demonstrates our confidence in the overall strength of our portfolio.”
Distribution Declaration and Share Repurchase Program
The Company’s Board of Directors (the “Board“) has declared a regular distribution of $0.36 per share and a supplemental distribution of $0.04 per share, payable on or around April 28, 2026 to shareholders of record as of March 31, 2026.
On February 12, 2026, the Board approved a share repurchase program (the "Company 10b5-1 Plan") authorizing the Company to purchase up to $50 million in the aggregate of its outstanding common stock in the open market at prices below NAV per share.
PORTFOLIO COMPOSITION
As of December 31, 2025, the fair value of the Company's portfolio investments was $2.0 billion across 227 portfolio companies in 26 industries compared to $2.0 billion as of September 30, 2025 across 213 portfolio companies in 26 industries.

As of December 31, 2025, the Company’s portfolio based on fair value consisted of approximately 89.5% first-lien debt investments, 8.2% subordinated debt investments, and 2.3% equity investments. As of September 30, 2025, the Company’s portfolio based on fair value consisted of 89.8% first-lien debt investments, 8.1% subordinated debt investments, and 2.1% equity investments.
As of December 31, 2025 and September 30, 2025, the weighted average Internal Risk Rating of the portfolio at fair value was 4.2 and 4.2 (4.0 being the initial rating assigned at origination), respectively. As of December 31, 2025, there were investments in four portfolio companies on non-accrual status representing 0.5% of total investments at fair value (or 1.2% of total investments at cost). As of September 30, 2025, there were investments in three portfolio companies on non-accrual status representing 0.4% of total investments at fair value (or 0.9% of total investments at cost).
PORTFOLIO AND INVESTMENT ACTIVITY
Full Year
For the year ended December 31, 2025, the Company funded $350.7 million of portfolio investments and received $456.2 million of proceeds from principal repayments and sales, compared to $863.6 million and $430.0 million, respectively, for the year ended December 31, 2024.
Fourth Quarter
For the three months ended December 31, 2025, the Company funded $80.4 million of portfolio investments and received $84.3 million of proceeds from principal repayments and sales, compared to $36.3 million and $61.3 million, respectively, for the three months ended September 30, 2025.
RESULTS OF OPERATIONS FOR THE FULL YEAR AND FOURTH QUARTER ENDED DECEMBER 31, 2025
Investment Income
Full Year
Investment income decreased to $207.9 million for the year ended December 31, 2025 from $224.0 million for the year ended December 31, 2024. As of December 31, 2025, the size of our portfolio decreased to $2.0 billion from $2.1 billion as of December 31, 2024, at cost. As of December 31, 2025, the weighted average yield of our debt and income producing investments decreased to 9.48% from 10.33% as of December 31, 2024, at cost, primarily due to overall tightening of spreads in newly originated investments, the refinancing or repricing of existing portfolio companies, and the decline in base interest rates.
Fourth Quarter
Investment income for the three months ended December 31, 2025 was $50.0 million compared to $57.1 million for the three months ended December 31, 2024.
Net Expenses
Full Year
Net expenses before excise taxes increased to $114.3 million for the year ended December 31, 2025 from $101.1 million for the year ended December 31, 2024, primarily due to an increase in management fees and income-based incentive fees. The increase in management fees was primarily attributable to the increase in the management fee base rate from 0.75% to 1.00%, effective March 31, 2025, pursuant to the terms of the Advisory Agreement. Additionally, effective March 31, 2025, the Adviser's waiver of incentive fees on income and on capital gains expired pursuant to the terms of the Advisory Agreement. For the year ended December 31, 2025, income-based incentive fees totaled $11.2 million, of which $2.3 million was waived during the first quarter of 2025 when the fee waiver was in effect. Interest and debt financing expenses decreased primarily due to a lower average interest rate, partially offset by higher average daily borrowings and one-time costs associated with debt facility refinancings completed during the first quarter of 2025.
Fourth Quarter
Net expenses before excise taxes increased to $28.2 million for the three months ended December 31, 2025 from $26.4 million for the three months ended December 31, 2024.

Net Realized Gain (Loss) and Net Change in Unrealized Gain (Loss) on Investments
For the year ended December 31, 2025, the Company recorded a net realized loss on investments of $(6.0) million, compared to a net realized loss of $(13.2) million for the year ended December 31, 2024. The net realized loss for the year ended December 31, 2025 was primarily driven by the restructuring of an underperforming debt position, partially offset by realized gains from full or partial repayments and sales of investments in portfolio companies. The Company recorded a net change in unrealized loss of $(21.6) million for the year ended December 31, 2025, compared to a net change in unrealized gain of $7.3 million for the year ended December 31, 2024. The increase in total net change in unrealized loss for the year ended December 31, 2025, compared to the total net change in unrealized gain for the year ended December 31, 2024, primarily resulted from decreases in fair value of certain underperforming portfolio companies, partially offset by the reversal of unrealized loss on a debt position that was restructured during the year.
For the three months ended December 31, 2025, the Company recorded a net realized gain on investments of $2.1 million compared to a net realized loss of $(11.7) million for the three months ended December 31, 2024. The Company recorded a net change in unrealized loss of $(7.5) million for the three months ended December 31, 2025 compared to a net change in unrealized gain of $11.3 million for the three months ended December 31, 2024.
Financial Condition, Liquidity and Capital Resources
As of December 31, 2025, the Company had $62.5 million in cash and cash equivalents and $1.1 billion in total aggregate principal amount of debt outstanding. Subject to borrowing base and other conditions, the Company had approximately $259.0 million available for additional borrowings under its revolving credit facility as of December 31, 2025. At December 31, 2025, the Company's debt to equity ratio was 1.27x (1.20x net debt to equity ratio) compared to 1.25x (1.20x net debt to equity ratio) at September 30, 2025.
CONFERENCE CALL AND WEBCAST INFORMATION
Nuveen Churchill Direct Lending Corp. will hold a conference call to discuss its full year and fourth quarter 2025 financial results today at 10:00 AM Eastern Time. All interested parties may participate in the conference call by dialing (866) 605-1826 approximately 10-15 minutes prior to the call; international callers should dial +1 (215) 268-9877. Participants should reference Nuveen Churchill Direct Lending Corp. when prompted.
A live webcast of the conference call will also be available on the Events section of the Company's website at https://www.ncdl.com/news/events. A replay will be available under the same link following the conclusion of the conference call.
About Nuveen Churchill Direct Lending Corp.
Nuveen Churchill Direct Lending Corp. (“NCDL”) is a specialty finance company focused primarily on investing in senior secured loans to private equity-owned U.S. middle market companies. NCDL has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. NCDL is externally managed by its investment adviser, Churchill DLC Advisor LLC, and by its sub-adviser, Churchill Asset Management LLC (“Churchill”). Both the investment adviser and sub-adviser are affiliates and subsidiaries of Nuveen, LLC (“Nuveen”), the investment management division of Teachers Insurance and Annuity Association of America (“TIAA”) and one of the largest asset managers globally. Churchill is a leading capital provider for private equity-backed middle market companies and operates as the exclusive U.S. middle market direct lending and private capital business of Nuveen and TIAA. Churchill is a registered investment advisor and majority-owned, indirect subsidiary of TIAA.
Forward-Looking Statements
This press release contains historical information and “forward-looking statements” with respect to the business and investments of NCDL, including, but not limited to, statements about NCDL’s future financial performance and financial condition, which involve substantial risks and uncertainties. Such statements involve known and unknown risks, uncertainties and other factors and undue reliance should not be placed thereon. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about us, our current and prospective portfolio investments, our industry, our beliefs, and our assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” “outlook,” “potential,” “predicts” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond NCDL’s control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements including, without limitation, the risks, uncertainties and other factors identified in NCDL’s filings with the Securities and Exchange Commission, including changes in the financial, capital, and lending markets; changes in the interest rate environment and its impact on NCDL's business, its financial condition and its portfolio companies; the uncertainty associated with the imposition of tariffs and trade barriers and changes in trade policy, and its impact on NCDL's portfolio companies and the general economy; general economic, political and industry trends and other external factors; the dependence of NCDL’s future success on the general economy and its impact on the industries in which it invests; and other risks, uncertainties and other factors we identify in the section entitled “Risk Factors” in NCDL’s most recent Annual Report on Form 10-K, which is accessible on the SEC’s website at www.sec.gov. Investors should not place undue reliance on these forward-looking statements, which apply only as of the date on which NCDL makes them. NCDL does not undertake any obligation to update or revise any forward-looking statements or any other information contained herein, except as required by applicable law.
Contacts
Investors:
Investor Relations
NCDL-IR@churchillam.com
Media:
Prosek Partners
Madison Hanlon
Pro-churchill@prosek.com
5249308

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES
(dollars in thousands, except share and per share data)

	December 31, 2025	December 31, 2024
Assets
Investments
Non-controlled/non-affiliated company investments, at fair value (cost of $2,001,207 and $2,098,575, respectively)	$1,962,449	$2,081,379
Cash	8,554	2,412
Cash equivalents	53,927	40,842
Restricted cash	—	50
Interest receivable	13,729	17,971
Derivative asset, at fair value (Note 4)	14,965	—
Receivable for investments sold	518	1,024
Other assets	327	47
Total assets	$2,054,469	$2,143,725

Liabilities
Debt (net of $8,511 and $6,668 deferred financing costs, respectively, and net of unamortized discount of $471 and $0, respectively) (See Note 7)	$1,115,052	$1,108,261
Payable for investments purchased	—	14,973
Interest payable	15,350	12,967
Incentive fees payable	2,809	—
Management fees payable	5,048	3,956
Collateral due to broker	14,750	—
Distributions payable	22,224	29,468
Directors’ fees payable	156	128
Accounts payable and accrued expenses	3,900	3,652
Total liabilities	1,179,289	1,173,405

Commitments and contingencies (See Note 8)

Net Assets: (See Note 9)
Common shares, $0.01 par value, 500,000,000 and 500,000,000 shares authorized, 49,387,065 and 53,387,277 shares issued and outstanding as of December 31, 2025 and December 31, 2024, respectively	494	534
Paid-in-capital in excess of par value	930,393	996,286
Total distributable earnings (loss)	(55,707)	(26,500)
Total net assets	875,180	970,320

Total liabilities and net assets	$2,054,469	$2,143,725

Net asset value per share (See Note 11)	$17.72	$18.18

See Notes to Consolidated Financial Statements

CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in thousands, except share and per share data)

	Three Months Ended December 31,		For the Years Ended December 31,
	2025	2024	2025	2024
Investment income:
Non-controlled/non-affiliated company investments:
Interest income	$46,611	$53,683	$195,896	$213,096
Payment-in-kind interest income	2,870	2,275	9,868	8,299
Dividend income	—	257	402	614
Other income	554	861	1,692	2,031
Total investment income	50,035	57,076	207,858	224,040

Expenses:
Interest and debt financing expenses	17,947	21,019	77,901	79,879
Management fees (See Note 6)	5,048	3,956	19,269	14,683
Incentive fees on net investment income (See Note 6)	2,809	4,417	11,182	17,447
Professional fees	836	785	3,146	3,100
Directors' fees	156	127	624	510
Administration fees (See Note 6)	606	300	2,341	1,861
Other general and administrative expenses	802	180	2,124	1,068
Total expenses before expense support and incentive fees waived	28,204	30,784	116,587	118,548
Expense support (See Note 6)	—	—	—	—
Incentive fees waived (See Note 6)	—	(4,417)	(2,253)	(17,447)
Net expenses after expense support and incentive fees waived	28,204	26,367	114,334	101,101
Net investment income before excise taxes	21,831	30,709	93,524	122,939
Excise taxes	186	551	186	551
Net investment income	21,645	30,158	93,338	122,388

Realized and unrealized gain (loss) on investments:
Net realized gain (loss) on non-controlled/non-affiliated company investments	2,065	(11,676)	(6,013)	(13,198)
Net change in unrealized appreciation (depreciation):
Non-controlled/non-affiliated company investments	(7,514)	11,282	(21,562)	7,287
Income tax (provision) benefit	(276)	(313)	(149)	(154)
Total net change in unrealized appreciation (depreciation)	(7,790)	10,969	(21,711)	7,133
Total net realized and unrealized gain (loss) on investments	(5,725)	(707)	(27,724)	(6,065)

Net increase (decrease) in net assets resulting from operations	$15,920	$29,451	$65,614	$116,323

Per share data:
Net investment income per share - basic and diluted	$0.44	$0.56	$1.86	$2.26
Net increase (decrease) in net assets resulting from operations per share - basic and diluted	$0.32	$0.54	$1.30	$2.15
Weighted average common shares outstanding - basic and diluted	49,387,055	54,229,767	50,286,270	54,118,379
See Notes to Consolidated Financial Statements

PORTFOLIO AND INVESTMENT ACTIVITY
(dollars in thousands)

	For the Years Ended December 31,
	2025	2024
Net funded investment activity
New gross commitments at par [1]	$302,546	$955,309
Net investments funded	350,739	863,570
Investments sold or repaid	(456,201)	(429,953)
Net funded investment activity	$(105,462)	$433,617

Gross commitments at par [1]
First-lien debt	$266,857	$924,776
Subordinated debt	22,270	26,088
Equity investments	13,419	4,445
Total gross commitments	$302,546	$955,309

Portfolio company activity
Portfolio companies, beginning of period	210	179
Number of new portfolio companies	58	68
Number of exited portfolio companies	(41)	(37)
Portfolio companies, end of period	227	210
Count of investments	528	475
Count of industries	26	27

New investment activity
Weighted average annual interest rate on new debt investments at par	9.21%	10.11%
Weighted average annual interest rate on new floating rate debt investments at par	8.92%	10.02%
Weighted average spread on new floating rate debt investments at par	4.78%	5.05%
Weighted average annual coupon on new fixed rate debt investments at par	12.73%	13.53%
__________________
1 Gross commitments at par includes unfunded investment commitments.

See Notes to Consolidated Financial Statements

PORTFOLIO AND INVESTMENT ACTIVITY
(dollars in thousands)

	Three Months Ended December 31,
	2025	2024
Net funded investment activity
New gross commitments at par [1]	$59,372	$162,663
Net investments funded	80,383	151,106
Investments sold or repaid	(84,325)	(119,464)
Net funded investment activity	$(3,942)	$31,642
		—
Gross commitments at par [1]
First-lien debt	$47,538	$159,436
Subordinated debt	5,867	3,127
Equity investments	5,967	100
Total gross commitments	$59,372	$162,663

Portfolio company activity
Portfolio companies, beginning of period	213	202
Number of new portfolio companies	21	16
Number of exited portfolio companies	(7)	(8)
Portfolio companies, end of period	227	210
Count of investments	528	475
Count of industries	26	27

New investment activity
Weighted average annual interest rate on new debt investments at par	8.81%	8.96%
Weighted average annual interest rate on new floating rate debt investments at par	8.37%	8.90%
Weighted average spread on new floating rate debt investments at par	4.72%	4.59%
Weighted average annual coupon on new fixed rate debt investments at par	13.00%	12.00%

__________________
1 Gross commitments at par includes unfunded investment commitments.

See Notes to Consolidated Financial Statements